Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	May 1, 2024

Valmont Reports First Quarter 2024 Results

and Raises Full-Year 2024 Guidance

OMAHA, Neb.-- Valmont® Industries, Inc. (NYSE: VMI), a global leader that provides vital infrastructure and advances agricultural productivity while driving innovation through technology, today reported financial results for the first quarter ended March 30, 2024.

President and Chief Executive Officer Avner M. Applbaum commented, “We are pleased to have achieved strong quarterly results that reflect our team’s focus on execution and commitment to enhancing shareholder value. We meaningfully expanded margins year-over-year on lower sales through successful commercial execution, improved operational efficiencies in our facilities, and reduced SG&A expenses due to structural cost improvement actions taken in late 2023. In Infrastructure, our strong results reflect continued robust utility market demand and effective pricing strategies across the portfolio, and we achieved another quarter of operating margin improvement year-over-year even as telecommunications markets remain muted. In Agriculture, as expected, sales in North America and Brazil were lower as backlog levels in those regions normalized this year compared to the first quarter of 2023, and we continue to see soft but stable market demand amid lower grain prices. Our performance this quarter demonstrates the effectiveness of our Valmont Business Model, and we remain confident in our strategies, focusing on value creation and delivering outstanding results.”

First Quarter 2024 Highlights (all metrics compared to First Quarter 2023 unless otherwise noted)

●	Net Sales decreased 8.0% to $1.0 billion compared to $1.1 billion
●	Operating Income increased 11.0% to $131.6 million or 13.5% of net sales compared to $118.5 million or 11.1% of net sales
●	Diluted Earnings per Share grew 24.5% to $4.32 compared to $3.47
●	Generated operating cash flows of $23.3 million; cash and cash equivalents at the end of the first quarter were $169.2 million
●	Completed the $120.0 million Accelerated Share Repurchase program resulting in the repurchase of approximately 96,200 additional shares of Company stock in the first quarter

Key Financial Metrics

First Quarter 2024
(000s except per-share amounts)	3/30/2024	4/1/2023
	Q1 2024	Q1 2023	vs. Q1 2023
Net Sales	$977,828	$1,062,481	(8.0)%
Gross Profit	306,216	308,585	(0.8)%
Gross Profit as a % of Net Sales	31.3%	29.0%
Operating Income	131,553	118,466	11.0%
Operating Income as a % of Net Sales	13.5%	11.1%
Net Earnings Attributable to Valmont Industries, Inc.	87,822	74,540	17.8%
Diluted Earnings per Share	4.32	3.47	24.5%
Weighted Average Shares Outstanding	20,321	21,512

First Quarter 2024 Segment Review

Infrastructure (73.7% of Net Sales)

Products and solutions to serve the infrastructure markets of utility, solar, lighting and transportation, and telecommunications, along with coatings services to protect metal products

Sales of $723.6 million decreased 1.7% year-over-year. Higher volumes in the Transmission, Distribution, and Substation and Solar product lines were driven by continued strong utility market demand and ongoing investments in the global energy transition. These volume increases, and favorable pricing across the portfolio, were more than offset by significantly lower Telecommunications volumes.

Operating Income was $117.9 million or 16.4% of net sales compared to $94.4 million or 12.9% of net sales in the first quarter of 2023 driven by commercial and pricing strategies, deliberate actions that improved overall cost of goods sold, and lower SG&A expenses.

Agriculture (26.3% of Net Sales)

Center pivot components and linear irrigation equipment for agricultural markets, including parts and tubular products, and advanced technology solutions for precision agriculture

Sales of $258.7 million decreased 22.1% year-over-year. In North America, irrigation equipment volumes were lower as the first quarter of 2023 benefited from the ongoing delivery of elevated backlog. Average irrigation selling prices were slightly lower compared to last year.

International sales decreased compared to last year. Primary drivers were lower sales in Brazil due to more normalized backlog levels as compared to the first quarter of 2023 and softer soybean prices, along with a decrease in Middle East project sales. The sales contribution from the HR Products acquisition partially offset the lower sales.

Operating Income was $41.0 million or 15.9% of net sales compared to $53.3 million or 16.1% of net sales in the first quarter of 2023. Improvement in gross profit margins and the benefit of lower SG&A expenses were more than offset by the impact of lower volumes.

Balance Sheet, Liquidity, and Capital Allocation

The Company generated operating cash flows of $23.3 million, and cash and cash equivalents were $169.2 million at the end of the first quarter. During the quarter, Valmont completed the $120.0 million Accelerated Share Repurchase (“ASR”) program commenced in the fourth quarter of 2023. The total number of shares of Valmont common stock repurchased under the ASR program was 535,141 shares at an average price of $224.24 per share, and $136.1 million remains on the authorized share repurchase program. Fitch Ratings, Inc. reaffirmed the Company’s BBB-/Stable credit rating during the quarter. Valmont remains committed to maintaining its investment-grade rating.

Raising 2024 Full-Year Financial Outlook and Updating Key Assumptions

Considering current strong market demand and an expectation of continued positive performance in the Infrastructure segment, along with improved visibility of international agriculture projects, the Company is increasing its 2024 full-year net sales and diluted earnings per share outlook from the previous indications that were communicated last quarter and providing updated key assumptions for the year.

Metric	Previous Outlook	Current Outlook
Net Sales Change	(3.0%) to flat	(2.0%) to 0.5%
Infrastructure Net Sales	Growth Approaching Mid-Single Digits	No Change from Previous Outlook
Agriculture Net Sales	Down 15 to 20% vs. PY	Down 10 to 15% vs. PY
Diluted Earnings per Share	$14.25 to $15.50	$15.40 to $16.40
●Effective tax rate of approximately 26%
●Minimal expected foreign currency translation impact on net sales
●Capital expenditures now expected to be in the range of $110.0 to $125.0 million to support strategic growth initiatives

Applbaum added, “We are raising our 2024 net sales and diluted earnings per share expectations as we remain focused on execution, commercial excellence, and operational efficiencies to drive margin expansion. Improved visibility to international agriculture projects supports a slightly more positive view of Agriculture sales for the full year. Demand for our Infrastructure products remains strong. We are making strategic capacity investments to meet the needs of our customers and take advantage of the visible opportunities ahead of us. Our broad exposure to infrastructure and agriculture markets helps us manage market cycles and share resources across businesses, improving efficiency and returns on investment. We believe these advantages will become increasingly important as the energy transition accelerates and agriculture markets recover, positioning us well to allocate resources to opportunities that strengthen our core businesses and deliver strong returns on invested capital. By effectively managing costs, we are further enhancing our ability to expand margins. We remain focused on driving sustainable growth while delivering superior value to our shareholders for years to come.”

A live audio discussion with Avner M. Applbaum, President and Chief Executive Officer, and Timothy P. Francis, Interim Chief Financial Officer, will be accessible by telephone on Thursday, May 2, 2024 at 8:00 a.m. CT by dialing +1 877.407.6184 or +1 201.389.0877 (no Conference ID needed), or via webcast by pointing browsers to this link: Valmont Industries 1Q 2024 Earnings Conference Call. A slide presentation will simultaneously be available for download on the Investors page of valmont.com. A replay of the event can be accessed three hours after the call at the above link or by telephone at +1 877.660.6853 or +1 201.612.7415. Please use access code 13742903. The replay will be available through 10:59 p.m. CT on Thursday, May 9, 2024.

About Valmont Industries, Inc.

For nearly 80 years, Valmont has been a global leader in creating vital infrastructure and advancing agricultural productivity. Today, we remain committed to doing more with less by innovating through technology. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

Concerning Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments, and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control), and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include, among other things, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

Website and Social Media Disclosure

The Company uses its website and social media channels identified on its website as channels of distribution of Company information. The information that the Company posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following the Company’s press releases, Securities and Exchange Commission filings, and public conference calls and webcasts. The contents of the Company’s website and social media channels are not part of this press release.

###

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars and shares in thousands, except per-share amounts)

(Unaudited)

	Thirteen weeks ended
	March 30,	April 1,
	2024	2023
Net sales	$977,828	$1,062,481
Cost of sales	671,612	753,896
Gross profit	306,216	308,585
Selling, general, and administrative expenses	174,663	190,119
Operating income	131,553	118,466
Other income (expenses):
Interest expense	(16,221)	(13,105)
Interest income	1,779	830
Gain on deferred compensation investments	1,431	1,194
Other	(105)	(2,376)
Total other income (expenses)	(13,116)	(13,457)
Earnings before income taxes and equity in loss of nonconsolidated subsidiaries	118,437	105,009
Income tax expense	29,988	31,843
Equity in loss of nonconsolidated subsidiaries	(20)	(821)
Net earnings	88,429	72,345
Loss (earnings) attributable to redeemable noncontrolling interests	(607)	2,195
Net earnings attributable to Valmont Industries, Inc.	$87,822	$74,540

Weighted average shares outstanding - Basic	20,188	21,269
Earnings per share - Basic	$4.35	$3.50

Weighted average shares outstanding - Diluted	20,321	21,512
Earnings per share - Diluted	$4.32	$3.47

Cash dividends per share	$0.60	$0.60

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended
	March 30,	April 1,
	2024	2023
Infrastructure
Net sales	$720,733	$732,140
Gross profit	217,617	200,432
as a percent of net sales	30.2%	27.4%
Selling, general, and administrative expenses	99,753	106,080
as a percent of net sales	13.8%	14.5%
Operating income	117,864	94,352
as a percent of net sales	16.4%	12.9%

Agriculture
Net sales	$257,095	$330,341
Gross profit	88,599	108,153
as a percent of net sales	34.5%	32.7%
Selling, general, and administrative expenses	47,626	54,830
as a percent of net sales	18.5%	16.6%
Operating income	40,973	53,323
as a percent of net sales	15.9%	16.1%

Corporate
Selling, general, and administrative expenses	$27,284	$29,209
Operating loss	(27,284)	(29,209)

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended March 30, 2024
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$568,572	$159,915	$(4,466)	$724,021
International	155,042	98,820	(55)	253,807
Total sales	$723,614	$258,735	$(4,521)	$977,828

Product Line:
Transmission, Distribution, and Substation	$325,256	$—	$—	$325,256
Lighting and Transportation	222,096	—	—	222,096
Coatings	87,090	—	(2,826)	84,264
Telecommunications	53,961	—	—	53,961
Solar	35,211	—	(55)	35,156
Irrigation Equipment and Parts	—	233,120	(1,640)	231,480
Technology Products and Services	—	25,615	—	25,615
Total sales	$723,614	$258,735	$(4,521)	$977,828

	Thirteen weeks ended April 1, 2023
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$584,083	$182,869	$(5,374)	$761,578
International	152,023	149,294	(414)	300,903
Total sales	$736,106	$332,163	$(5,788)	$1,062,481

Product Line:
Transmission, Distribution, and Substation	$314,820	$—	$—	$314,820
Lighting and Transportation	229,136	—	—	229,136
Coatings	90,114	—	(3,552)	86,562
Telecommunications	68,137	—	—	68,137
Solar	33,899	—	(414)	33,485
Irrigation Equipment and Parts	—	299,181	(1,822)	297,359
Technology Products and Services	—	32,982	—	32,982
Total sales	$736,106	$332,163	$(5,788)	$1,062,481

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	March 30,	December 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$169,195	$203,041
Receivables, net	659,036	657,960
Inventories	668,743	658,428
Contract assets	191,483	175,721
Prepaid expenses and other current assets	91,114	92,479
Total current assets	1,779,571	1,787,629
Property, plant, and equipment, net	608,403	617,394
Goodwill and other non-current assets	1,077,407	1,072,425
Total assets	$3,465,381	$3,477,448

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS,
AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$620	$719
Notes payable to banks	2,029	3,205
Accounts payable	327,414	358,311
Accrued expenses	238,322	277,764
Contract liabilities	84,041	70,978
Income taxes payable	10,295	—
Dividends payable	12,113	12,125
Total current liabilities	674,834	723,102
Long-term debt, excluding current installments	1,107,644	1,107,885
Operating lease liabilities	157,279	162,743
Other non-current liabilities	71,353	66,646
Total liabilities	2,011,110	2,060,376
Redeemable noncontrolling interests	44,980	62,792
Shareholders' equity	1,409,291	1,354,280
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$3,465,381	$3,477,448

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended
	March 30,	April 1,
	2024	2023
Cash flows from operating activities:
Net earnings	$88,429	$72,345
Depreciation and amortization	23,536	24,558
Contribution to defined benefit pension plan	(16,714)	(15,259)
Change in working capital	(88,924)	(83,206)
Other	17,005	22,761
Net cash flows from operating activities	23,332	21,199
Cash flows from investing activities:
Purchase of property, plant, and equipment	(15,010)	(22,361)
Other	(3,629)	572
Net cash flows from investing activities	(18,639)	(21,789)
Cash flows from financing activities:
Net proceeds (payments) on short-term borrowings	(1,136)	5,302
Proceeds from long-term borrowings	10	125,000
Principal payments on long-term borrowings	(175)	(10,796)
Dividends paid	(12,126)	(11,742)
Purchase of redeemable noncontrolling interests	(17,745)	—
Purchase of treasury shares	—	(111,115)
Other	(3,662)	(9,658)
Net cash flows from financing activities	(34,834)	(13,009)
Effect of exchange rates on cash and cash equivalents	(3,705)	1,141
Net change in cash and cash equivalents	(33,846)	(12,458)
Cash and cash equivalents—beginning of period	203,041	185,406
Cash and cash equivalents—end of period	$169,195	$172,948